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             Exhibit 23 - Consent of Independent Public Accountants


To: Fulton Financial Corporation


As independent public accountants, we hereby consent to the incorporation of our report dated January 19, 2001 included in this Form 10-K, into the Company's previously filed Registration Statement File No. 333-05481, File No. 33-5965, File No. 33-37835 and File No. 333-44788.



/s/ Arthur Andersen LLP

Lancaster, Pa.,
March 15, 2001